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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 12, 1999 related to the consolidated balance sheet of VSI Enterprises, Inc.'s and subsidiaries (the "Company") as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended, included in the Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in or made a part of this registration statement.


                                    /s/ Arthur Andersen LLP


Atlanta, Georgia
December 3, 1999